BDO SEIDMAN LLP                        115 Stevens Avenue, Suite 207
Accountants and Consultants            Valhalla, New York 10595-1252
                                       Telephone: (914) 747-1122
                                       Fax: (914) 769-6972



February 15, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on February 12, 2007 to be filed by our former client, Competitive Technologies, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

/s/ BDO Seidman, LLP